Exhibit 3.82

BYLAWS

OF

DTG COMMUNITY TELEPHONE, INC.

ARTICLE I.

OFFICES

The corporation may have offices at such places, both within and without the State of South Dakota, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section.1.                                          Times arid Places of Meetings.  All meetings of the shareholders shall be held, except as otherwise provided by statute or these Bylaws, at such time and place as may be fixed from time to time by the Board of Directors.  Meetings of shareholders shall be held in the State of South Dakota, or such other state as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section.2.                                          Annual Meetings.  Annual meetings of the shareholders shall be held on the fourth Thursday of April if not a legal holiday, and if a legal holiday, then on the next secular day following, at such hour as shall be stated in the notice of the meeting, or on such other date as may be fixed from time to time by the Board of Directors, at which they shall elect the successors of the class of directors whose term expires at the meeting, together with directors to fill newly created directorships, and transact such other business as may properly be brought before the meeting.

Section.3.                                          Notice of Annual Meeting.  Except as otherwise required by statute, written notice of the annual meeting shall be given personally or by mail to each shareholder entitled to vote thereat at least ten (10) but not more than fifty (50) days before the date of the meeting.  Attendance of a shareholder at a meeting shall constitute both (a) a waiver of notice or of defective notice, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to holding the meeting or transacting any business because the meeting has not been lawfully called or convened, and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, except when the shareholder objects to considering the matter when it is presented.

Section.4.                                          Shareholder List.  The officer or agent who has charge of the stock ledger of the corporation shall prepare and make before every meeting of shareholders a complete list of the shareholders entitled to vote at the meeting, arranged by class or series in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder.  Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during the whole time thereof and may be inspected by any shareholder who is present.

Section.5.                                          Special Meetings.  Special meetings of the shareholders may be called by an executive officer whenever directed by the Board of Directors.  Such request shall state the purpose of the proposed meeting.

Section.6.                                          Notice of Special Meetings.  Written notice of a special meeting of shareholders, stating the time, place and object thereof, shall be given personally or by mail to each shareholder entitled to vote thereat at least ten (10) but not more than fifty (50) days before the date fixed for the meeting.

Section.7.                                          Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation.  The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum.  When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at that meeting, unless a greater or lesser quorum is provided by statute or the Articles of Incorporation.

Section.8.                                          Vote Required.  When a quorum is present at any meeting., the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section.9.                                          Voting Rights.  Except as otherwise provided by the Articles of Incorporation or the resolution or resolutions of the Board of Directors creating any class of stock, each shareholder shall at every meeting of shareholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such shareholder.  In all elections for directors the vote shall be taken by ballot.  Ballots may be voted by proxy.  A proxy shall be valid only with respect to the particular meeting, or any adjournment or adjournments thereof, to which it specifically pertains.

Section.10.                                   Conduct of Meetings.  Meetings of shareholders generally shall follow any accepted rules of parliamentary procedure, subject to the following:

(a)                                 The person presiding at the meeting (the  “chairman”)  shall  have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman.  If in his absolute discretion, the chairman ‘deems it advisable to dispense with the rules of parliamentary procedure as to any one (1) meeting of shareholders or part thereof, he shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

(b)                                 If disorder should arise which, in the absolute discretion of the chairman, prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his or her so doing, the meeting, is immediately adjourned without the necessity of any vote or further action of the shareholders

(c)                                  The chairman may ask or require anyone not a bona fide shareholder of record on the record date, or a validly appointed proxy of such a shareholder, to leave the meeting.

(d)                                 The chairman may introduce nominations, resolutions or motions submitted by the Board of Directors for consideration by the shareholders without a motion or second.  Except as the chairman shall direct, a resolution or motion not submitted by the Board of Directors shall be considered for vote only if proposed by a shareholder of record on the record date or a validly appointed proxy of such a shareholder and seconded by such a shareholder or proxy other than the individual who proposed the resolution or motion.

(e)                                  Except as the chairman shall direct, and subject to any other provisions of the Articles of Incorporation, as and if amended, no matter may be presented to the meeting which has not been submitted in writing to the Secretary for inclusion in the agenda at least 10 days before the date of the meeting.

(f)                                   When all shareholders present at a meeting in person or by proxy have been offered an opportunity to vote on any matter properly before a meeting,, the chairman may at his discretion declare the polls to be closed and no further votes may be cast or changed after such declaration.  If no such declaration is made by the chairman, the polls shall remain open and shareholders may cast additional votes or change votes until the inspectors of election have delivered their final report to the chairman.

(g)                                  When the chairman has declared the polls to be closed on all matters then before a meeting, the chairman may declare the meeting to be adjourned pending determination of the results by the inspectors of election.  In such event, the meeting shall be considered adjourned for all purposes, and the business of the meeting shall be finally concluded upon delivery of the final report of the inspectors of election to the chairman at or after the meeting.

(h)                                 When the chairman determines that no further matters may properly come before a meeting, he may declare the meeting to be adjourned, without motion, second or vote of the shareholders.

(i)                                     When the chairman has declared a meeting to be adjourned, unless the chairman has declared the meeting to be adjourned until a later date, no further business may properly be considered at the meeting even though shareholders or holders of proxies representing a quorum may remain at the site of the meeting.

Section.11.                                   Inspectors of Election.  The Board of Directors or, if they shall not have so acted, the Chief Executive Officer may appoint, at or prior to any meeting of shareholders, one or more persons (who may be directors and/or employees of the corporation) to serve as inspectors of election.  The inspectors so appointed shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies and shall receive votes or ballots, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes or ballots, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

Section.12.                                   Action Without Meeting.  Any action which may validly be performed by the shareholders of the corporation may be done without a meeting of the shareholders, provided that the action is taken pursuant to unanimous written consent of all of the shareholders.

ARTICLE III.

DIRECTORS

Section.1.                                          Number and Term of Directors.  The number of directors which shall constitute the whole Board shall be no more than twelve (12) and in no event less than three (3).  Directors, shall serve for a term of one (1) year and until their successors are elected and qualified.  At each annual meeting of the shareholders, new directors shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the following year.  Directors need not be shareholders and may be re-elected from year to year.

Section.2.                                          Powers.  The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section.3.                                          Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled as provided in the Articles of Incorporation.

Section.4.                                          Resignation and Removal.  Any director may resign at any time and such resignation shall take effect upon receipt of written notice thereof by the corporation or at such subsequent time as set forth in the notice of resignation.  Any or all of the directors may be removed, at any time by a vote of a majority of the remaining Directors or by a vote of a  majority of the shareholders.

Section.5.                                          Compensation of Directors/Each director who is not a salaried officer of the corporation may receive as compensation for his services in that capacity such sums and such benefits as shall from time to time be determined by the Board of Directors, plus traveling expenses and other expenses necessary for attendance at regular or special meetings of the Board of Directors and committees of the Board.  Members of special or standing committees may be allowed like compensation for attending committee meetings.  Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section.6.                                          Place of Meetings.  The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of South Dakota.

Section.7.                                          First Meeting of Newly Elected Board.  The first meeting of each newly elected Board of Directors shall be held following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors legally to constitute the meetingi provided a quorum shall be present.  In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at •such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors.

Section.8.                                          Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section.9.                                          Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman, Chief Executive Officer, or Secretary or by any two (2) directors on two (2) days’ notice to each director, either personally, by mail, by telegram or by facsimile transmission.

Section.10.                                   Purpose Need Not be Stated.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

Section.11.                                   Quorum.  At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the acts of a majority of the directors present at any meeting at which there is a quorum shall be acts of the Board of Directors except as may be otherwise specifically provided by statute or by the Articles of Incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section.12.                                   Action Without a Meeting.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of the proceedings of the Board or committee.

Section.13.                                   Meeting by Telephone or Similar Equipment.  The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means through which all persons participating in the meeting can communicate with each other and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section.14.                                   Written Notice.  Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the corporation.  Notice by mail shall be deemed to be given at the time when the same shall be mailed.  Notice to directors may also be given by telegram or by facsimile transmission.

Section.15.                                   Waiver of Notice.  Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  The attendance of a director at or participation in a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting or upon his arrival, to the meeting or the transaction of any business because the meeting has not been lawfully called or convened and the person does not thereafter vote for or assent to any action taken at the meeting.

ARTICLE IV.

COMMITTEES OF DIRECTORS

Section.1.                                          Executive Committee.  The Board of Directors, by resolution adopted by a majority’of the directors present at any meeting at which there is a quorum, may appoint an Executive Committee whose membership shall consist of two (2) or more members of the Board of Directors as it may deem advisable from time to time to serve at the pleasure of the Board.  The Board of Directors may also appoint directors to serve as alternates for members of the committee in the absence or disability of regular members.  The Board of Directors may fill any vacancies as they occur.  The executive committee shall have and may exercise the powers of the Board of Directors in the management of the business affairs and property of the corporation during the intervals between meetings of the Board of Directors, subject to law and to such limitations and controls as the Board of Directors may impose from time to time.

Section.2.                                          Audit Committee.  The Audit Committee, if there be one, shall cause a suitable examination of the financial records and operations of the corporation and its subsidiaries to be made by the internal auditor of the corporation.  The Audit Committee shall also recommend to the Board of Directors the employment of independent certified public accountants to examine the financial statements of the corporation and its subsidiaries, review examination reports of the corporation and its subsidiaries prepared by regulatory authorities and report to the Board of Directors at least once each calendar year.

Section.3.                                          Compensation Committee.  The Compensation Committee, if there be one, shall review the personnel policies, plans and programs of the corporation, including individual salaries of executive officers and submit recommendations to the Board of Directors.

The Compensation committee shall also review the administration and results of operation of the corporation’s pension plans, confer with and receive recommendations related to such reports from the actuaries and investment managers of the pension plans, make plans and review all material pension plan changes.  The Compensation Committee shall also recommend to the Board of Directors the retainer and attendance fee for nonemployee directors.

Section.4.                                          Nominating Committee.  The Nominating Committee, if there be one, shall develop and recommend to the Board of Directors criteria for the selection of candidates for directors, seek out and receive suggestions concerning possible candidates, review and evaluate the qualifications of possible candidates and recommend to the Board candidates for vacancies occurring from time to time and for the slate of directors to be proposed on behalf of the Board of Directors at the annual meeting of shareholders.  The Nominating Committee will consider nominees recommended by the shareholders as properly submitted to the Secretary of the corporation.

Section.5.                                          Other Committees.  The Board of Directors may designate such other committees as it may deem appropriate and such committees shall exercise the authority delegated to them.

Section.6.                                          Committee Meetings.  Each committee provided for above shall meet as often as its business may require and may fix a day and time each week or at other intervals for regular meetings, notice of which shall not be required.  Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine.  Special meetings of the committees may be called by the chairman of the committee or any two (2) members other than the chairman and notice thereof may be given to the members by telephone, telegram, letter or facsimile transmission.  A majority of its members shall constitute a quorum for the transaction of the business of any committee.  A record of the proceedings of each committee shall be kept and presented to the Board of Directors.

Section.7.                                          Substitutes.  In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at a meeting in place of such absent or disqualified member.

ARTICLE V.

OFFICERS

Section.1.

(a)                                 Central Staff.  The executive officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer/Treasurer who shall be appointed by the Board of Directors at its first meeting after each regular annual meeting Of shareholders.  The Board of Directors may also appoint such other officers as it may deem necessary.  The dismissal of an officer, the appointment of an officer to fill the place of one who has been dismissed or has ceased for any reason to be an officer, the appointment of any additional officers and the change of an officer to a different office may be made by the Board of Directors at any later meeting.  Each officer shall hold office at the pleasure of the Board.  The Chairman of the Board and President shall be chosen from among the directors, but no other officer need be a director.  Either the Chairman of the Board or the President shall also be designated as the Chief Executive Officer.  Any two (2) of the above offices, except those of the President and Vice President, may be held by the same person.

(b)                                 Divisional Officers.  The Board of Directors or the Chief Executive Officer may, as they shall deem necessary, designate certain individuals as divisional officers.  Any titles so given to divisional officers may be withdrawn at any time with or without cause by the Board of Directors or the Chief Executive Officer.

Section.2.                                          Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, shall be an ex officio voting member of all standing committees designated by the Board of Directors, except the Audit Committee and the Compensation Committee, and shall have such other duties and powers as may be imposed or given by the Board of Directors.  In the case of absence or inability to act of the President or Chief Executive Officer, the Chairman of the Board shall exercise all of the duties and responsibilities of such officer until the Board of Directors shall otherwise direct.

Section.3.                                          President.  The President shall, subject to the direction of the Board of Directors, see that all orders and resolutions of the Board of Directors are carried into effect and shall perform all other duties necessary or appropriate to his office, subject, however, to his right (unless otherwise limited by the Board of Directors) and the right of the directors to delegate any specific powers to any other officer or officers of the corporation.  In the case of absence or inability to act of the Chairman of the Board or the Chief Executive Officer, the President shall exercise all of the duties and responsibilities of such officer until the Board of Directors shall otherwise direct.  The President shall be an ex officio voting member of all standing committees designated by the Board of Directors, except the Audit Committee and the Compensation Committee.

Section.4.                                          Chief Executive Officer.  The Chief Executive Officer, in addition to his duties as Chairman of the Board or President, as the case may be, shall have final authority, subject to the control of the Board of Directors, over the general policy and business of the corporation and shall have the general control and management of the business and affairs of the corporation.  The Chief Executive Officer shall have the power, subject to the control of the Board of Directors, to appoint, suspend or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the corporation, other than the officers appointed by the Board, as he may deem necessary.

Section.5.                                          Chief Financial Officer.  The Chief Financial Officer shall, subject only to the control of the Board of Directors, have general charge, control and supervision over the financial policy and administration of the corporation and shall have such other duties and powers as may be imposed or given by the Board of Directors.  The Chief Financial Officer shall report only and directly to the Board of Directors.

Section.6.                                          Chief Operating Officer.  There may be appointed a Chief Operating Officer who shall, if so appointed, have general charge, control and supervision over the administration and operations of the corporation and shall have such other duties and powers as may be imposed or given by the Board of Directors.  If no Chief Operating Officer is appointed, the duties and powers of the Chief Operating Officer shall be performed by the Chief Executive Officer.

Section.7.                                          Vice Presidents.  The Vice President or Vice Presidents shall perform such duties and have such powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.  The Board of Directors may at its discretion designate one (1) or more of the Vice Presidents to be an Executive Vice President or Senior Vice President.  Any Vice President so designated shall have such duties and responsibilities as the Board shall prescribe.

Section.8.                                          Secretary.  The Secretary shall attend all meetings of the shareholders, and of the Board of Directors and the Executive Committee, and shall preserve in the books of the corporation true minutes of the proceedings of all such meetings, He or she shall safely keep in his or her custody the seal of the corporation, if any, and shall have authority to affix the same to all instruments where its use is required or appropriate.  The Secretary shall give all notices required or appropriate pursuant to statute, the Articles of Incorporation, Bylaws or resolution.  The Secretary shall perform such other duties as may be delegated by the Board of Directors or by the Executive Committee.

Section.9.                                          Treasurer.  The Treasurer, who shall also be the Chief Financial Officer, shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements.  The Treasurer shall deposit all moneys, securities and other valuable effects in the name of the corporation in depositories as may be designated for that purpose by the Board of Directors.  The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors at the regular meetings of the Board, and whenever requested by them, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.  If required by the Board of Directors, the Treasurer shall deliver to the Chief Executive Officer of the corporation and keep in force a bond in form, amount and with a surety or sureties satisfactory to the Board of Directors, conditioned for faithful performance of the duties of his or her office, and for restoration to the corporation in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his or her possession or under his or her control belonging to the corporation.

Section.10.                                   Assistant Secretary and Assistant Treasurer.  There may be appointed an Assistant Secretary and Assistant Treasurer who shall, in the absence, disability or nonfeasance of the Secretary or Treasurer, perform the duties and exercise the powers of such persons, respectively.

Section.11.                                   Other Officers.  All other officers, as may from time to time be appointed by the Board of Directors pursuant to paragraph (a) of Section I of this Article V, shall perform such duties and exercise such authority as the Board of Directors shall prescribe.  All divisional officers, as may from time to time be appointed by the Board of Directors or the Chief Executive Officer pursuant to paragraph (b) of Section I of this Article V, shall perform such duties and exercise such authority as the Board of Directors or the Chief Executive Officer shall prescribe.

ARTICLE VI.

INDEMNIFICATION

Section.1.                                          Indemnification Other Than in Actions by or in the Right of the Corporation.  Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, ^administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or executive officer of the corporation or, while serving as such a director or executive officer, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, shall be indemnified by the corporation against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any, criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contenders or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that such conduct was unlawful.  Persons who are not directors or executive officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors, except as otherwise provided by statute or the Articles of Incorporation.

Section.2.                                          Indemnification in Actions by or in the Right of the Corporation.  Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor [ ) by reason of the fact that he or she is or was a director or executive officer of the corporation or, while serving as such a director or executive officer, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, shall be indemnified by the corporation against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders.  Indemnification shall not be made for a claim, issue or matter in which the person has been found liable to the corporation except to the extent authorized in Section 6 of this Article.  Persons who are not directors or executive officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors, except as otherwise provided by statute or the Articles of Incorporation.

Section.3.                                          Expenses.  To the extent that a director or executive officer, or other person whose indemnification is authorized by the Board of Directors, has been successful on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all expenses (including attorneys fees) actually and reasonably incurred by him or her in connection therewith and any action, suit or proceeding brought to enforce the mandatory indemnification provided in this Section.

Section.4.                                          Determination of Right of Indemnification.  Any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, that he or she had no reasonable cause to believe that his conduct was unlawful and upon an evaluation of the reasonableness of expenses and amounts paid in settlement.  Such determination and evaluation shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties or threatened to be made parties to such action, suit or proceeding, or if such a quorum cannot be obtained, by a majority vote of a committee duly designated by the Board consisting solely of two (2) or more directors not at the time parties or threatened to be made parties to such action, suit or proceeding; (b) by independent legal counsel (who may be the regular counsel of the corporation) in a written opinion, which counsel shall be selected as provided in (a) above, provided that if a committee cannot be designated as provided in (a) above, then the Board shall select such independent counsel; or (e) by the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to such action, suit or proceeding may not be voted.  In designating a committee under (a) above, or in the selection of independent legal counsel in the event a committee cannot be designated pursuant to (b) above, all directors may participate.  The corporation may indemnify a person for a portion of expenses (including reasonable attorneys’ fees), judgments, penalties, fines and amounts paid in settlement for which the person is entitled to indemnification under Sections 1 or 2 of this Article, even though the person is not entitled to indemnification for the total amount of such expenses, judgments, penalties, fines and amounts paid in settlement.

Section.5.                                          Advancing of Expenses.  Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections 1 or 2 of this Article shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding if (a) the person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article; (b) the person furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet die applicable standard of conduct; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under the South Dakota Business Corporation Act.  Determinations under this Section shall be made in the manner specified in Section 4 of this Article.  Notwithstanding the foregoing, in no event shall any advance be made in instances where the Board or independent legal counsel reasonably determines that such person deliberately breached his or her duty to the corporation or its shareholders.

Section.6.                                          Right to Indemnification Upon Application; Procedure Upon Application.  A director, executive officer or other person who is a party or threatened to be made a party to an action, suit or proceeding may apply for indemnification to the court conducting the proceeding.  On receipt of an application, the court may order indemnification if j it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in Sections 1 and 2 of this Article or was adjudged liable as described in Section 2 of this Article, provided, that if he was adjudged liable, his or her indemnification shall be limited to reasonable expenses incurred.

Section.7.                                          Indemnification Hereunder Not Exclusive.  The indemnification or advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.  The total amount of expenses advanced or indemnified from all sources shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.  All rights to indemnification under this Article shall be deemed to be provided by a contract between the corporation and the director, officer, employee or agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the South Dakota Business Corporation Act and other applicable law, if any, are in effect.  Any repeal or modification thereof shall not affect any rights or obligations then existing.

Section.8.                                          Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, office^ employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

Section.9.                                          Mergers.  For the purposes of this Article, references to the “corporation” include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company joint venture, trust or other enterprise, whether for profit or not, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation if he or she had served the resulting or surviving corporation in the same capacity.

Section.10.                                   Executive Officers.  For purposes of this Article, the “executive officers” of the corporation shall be the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, one or more Vice Presidents, the Secretary and the Treasurer.  The Board of Directors may by resolution designate such other persons as “executive officers” for purposes of this Article as the Board of Directors may in its sole discretion determine to be desirable.

Section.11.                                   Savings Clause.  If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director, executive officer or other person whose indemnification is authorized by the Board of Directors as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

ARTICLE VII.

SUBSIDIARIES

Section.1.                                          Subsidiaries..  The Board of Directors, the Chief Executive Officer or any executive officer designated by the Board of Directors may vote the shares of stock owned by the corporation in any subsidiary, whether wholly or partly owned by the corporation, in such manner as they may deem in the best interests of the corporation, including, without limitation, for the election of directors of any subsidiary corporation, for any amendments to the charter or bylaws of any such subsidiary corporation or for the liquidation, merger or sale of assets of any such subsidiary corporation.  The Board of Directors, the Chief Executive Officer or any executive officer designated by the Board of Directors may cause to be elected to the Board of Directors of any such subsidiary corporation such persons as they shall designate, any of whom may, but need not be, directors, executive officers or other employees or agents of the corporation.  The Board of Directors, the Chief Executive Officer or any executive officer designated by the Board of Directors may instruct the directors of any such subsidiary corporation as to the manner in which they are to vote upon any issue properly coming, before them as the directors of such subsidiary corporation and such directors shall have no liability to the corporation as the result of any action taken in accordance with such instructions.

Section.2.                                          Subsidiary Officers Not Executive Officers.  The officers of any subsidiary corporation shall not, by virtue of holding such title and position, be deemed to be executive officers of the corporation, nor shall any such officer of a subsidiary corporation, unless he or she shall also be a director or executive officer of the corporation, be entitled to have access to any files, records or other information relating or pertaining to the corporation, its business and finances or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer.

ARTICLE VIII.

CERTIFICATES OF STOCK

Section.1.                                          Form.  Every holder of stock in the corporation shall be entitled to have a certificate in the name of the corporation, signed by the President or a Vice President and the

Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him or her in the corporation.

Section.2.                                          Facsimile Signature.  Where a certificate is signed (a) by a transfer agent or an assistant transfer agent, or (b) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such President, Vice President, Secretary or Assistant Secretary may be a facsimile.  In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate, shall have ceased to’ be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section.3.                                          Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to agree to indemnify the corporation and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section.4.                                          Transfers of Stock.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new_certificate to the person entitled thereto, cancel the old-certificate and record the transaction upon its books.

Section.5.                                          Fixing of Record Date by Board.  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payments of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders.  Such date shall not be more than fifty (50) days nor less than ten (10) days before the date of any such meeting, nor more than fifty (50) days prior to effectuation of any other action proposed to be taken.  Only shareholders of record on a record date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock.

Section.6.                                          Provision for Record Date in the Absence of Board Action.  If a record date is not fixed by the Board of Directors: (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day on which notice is given, or, if no notice is given, the day on which the meeting is held; and (b) the record date for determining shareholders entitled to express consent to corporate action in writing, without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (c) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board relating thereto is adopted.

Section.7.                                          Adjournments.  When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date for the adjourned meeting.

Section.8.                                          Registered Shareholders.  The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of South Dakota.

ARTICLE IX.

GENERAL PROVISIONS

Section.1.                                          Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law.  Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

Section.2.                                          Reserves.  Before payment of any dividends, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interests of the corporation and the directors may modify or abolish any such reserve in the manner in which it was created.

Section.3.                                          Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section.4.                                          Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section.5.                                          Seal.  The corporate seal, if any, shall have inscribed thereon the name of the corporation, and the words “Corporate Seal, South Dakota.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

ARTICLE X.

AMENDMENTS

Subject to any provisions of the Articles of Incorporation, these Bylaws may be amended, altered, chanced or repealed at any regular or special meeting of the Board of Directors: Subject to any provisions of the Articles of Incorporation, these Bylaws may also be amended, altered, changed or repealed at any regular or special meeting of shareholders provided that notice that amendment of the Bylaws is a purpose of the meeting, and the proposed amendment, has been provided to the shareholders as required under these Bylaws and applicable law.

DTG COMMUNITY TELEPHONE, INC.
Unanimous Written Consent of Sole Director
in Lieu of Annual Meeting

The undersigned, being the Sole Director of DTG Community Telephone, Inc., a South Dakota corporation (the “Corporation”), hereby consents, pursuant to §47-5-11 of the South Dakota Code, to the adoption of the following resolutions in lieu of a 1999 Annual Meeting of the Board of Directors:

RESOLVED, that the Corporation’s Bylaws be, and hereby are, amended to replace the first sentence in ARTICLE Ml, Section 1, Number and Term of Directors, which reads in its entirety as follows:

Section 1.  Number and Term of Directors.  The number of directors which shall constitute the whole Board shall be no more than twelve (12) and no fewer than one (1).

FURTHER RESOLVED, that the Corporation’s Bylaws be, and hereby are, amended to replace ARTICLE V, Section 1 (a), Central Staff, which reads in its entirety as follows:

Section 1.  (a) Central Staff.  The executive officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer who shall be appointed by the Board of Directors at its first meeting after each regular annual meeting of shareholders.  The Board of Directors may also appoint such other officers as it may deem necessary.  The dismissal of an officer, the appointment of an officer to fill the place of one who has been dismissed or has ceased for any reason to be an officer, the appointment of any additional officers and the change of an officer to a different office may be made by the Board of Directors at any later meeting.  Each officer shall hold office at the pleasure of the Board.  Either the Chairman of the Board or the President shall also be designated as the Chief Executive Officer.  Any two (2) of the above offices, except those of the President and Vice president, may be held by the same person.

FURTHER RESOLVED, that the Corporation’s Bylaws be, and hereby are, amended to replace ARTICLE V, Section 5, Chief Financial Officer, which reads in its entirety as follows:

Section 5.  Chief Financial Officer.  The Chief Financial Officer shall have general charge, control and supervision over the financial policy and administration of the corporation and shall have such other duties and powers as may be imposed or given by the Board of Directors.

FURTHER RESOLVED, that the Corporation’s Bylaws be, and hereby are, amended to replace the first sentence in ARTICLE V, Section 9, Treasurer, which reads in its entirety as follows:

Section 9.  Treasurer.  The Treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements.

FURTHER RESOLVED, that the Corporation’s Bylaws be, and hereby are, amended to add ARTICLE V. Section 12, Execution of Documents, which reads in its entirety as follows:

Section 12.  Execution of Documents.  Any officer or any agent designated by the Board of Directors may enter into any contract or execute any document, the execution of which is not otherwise specifically provided for, in the name and on behalf of the corporation.

FURTHER RESOLVED, that the following persons are hereby elected to the offices set forth opposite their names, to serve for the terms provided in the Bylaws of the Corporation, and to serve thereafter until removed from office or until their successors shall be elected and qualified:

Clark E. McLeod	Chief Executive Officer

Stephen C. Gray	President

J. Lyle Patrick	Vice President and Chief Financial Officer

Joseph H. Ceryanec	Vice President and Treasurer

Janice Hester	Assistant Treasurer

Randall Rings	Vice President and Secretary

David R. Conn	Assistant Secretary

Vaughn Klopfenstein	Assistant Secretary